As filed with the Securities and Exchange Commission on January 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8756903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Inducement Stock Option Awards (January 2023 – December 2023)

(Full title of the plan)

Nicole R. Hadas

Senior Vice President, Chief Legal Officer and Secretary

245 First Street

Cambridge, MA 02142

(Name and address of agent for service)

(617) 871-2098

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Caroline Dotolo

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

617-526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is omitted from this Registration Statement and included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is omitted from this Registration Statement and included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Commission on March 10, 2023, including the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from the Registrant’s definitive proxy statement for the 2023 Annual Meeting of Stockholders, filed with the Commission on April 28, 2023, and the Registrant’s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, as filed with the Commission on August 28, 2023;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as filed with the Commission on May  8, 2023, August  28, 2023 and November 8, 2023, respectively;

(c) The Registrant’s Current Reports on Form 8-K as filed with the Commission on February  21, 2023, March  2, 2023, April 11, 2023, April  25, 2023, April 28, 2023, May  8, 2023, May 9, 2023, May 23, 2023, May 25, 2023, May 30, 2023, June 2, 2023, June  8, 2023, June 13, 2023, July  18, 2023, August  1, 2023, August  17, 2023, October  12, 2023, November  2, 2023, November  21, 2023, December  18, 2023, January  8, 2024 and January 30, 2024. Any report or portion thereof “furnished” on Form 8-K shall not be incorporated by reference; and

(d) The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on March 12, 2014 under the Exchange Act, as the description therein has been updated and superseded by the description of the Registrant’s capital stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Commission on February 25, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s Ninth Amended and Restated Certificate of Incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s Ninth Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws (“Amended and Restated Bylaws”) provide that the Registrant shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the DGCL.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director, for payments of unlawful dividends or unlawful stock purchases or redemptions, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) for an officer, in any action by or in the right of the corporation.

The Registrant has entered into indemnification agreements with each of its directors and officers, in addition to the indemnification provided for in the Registrant’s Ninth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

The Registrant maintains insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Ninth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on March 28, 2014 (File No. 001-36352) and incorporated herein by reference).

4.2	Certificate of Amendment of Ninth Amended and Restated Certificate of Incorporation of Akebia Therapeutics, Inc. (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 9, 2020 (File No. 001-36352) and incorporated herein by reference).

4.3	Second Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on April 28, 2023 (File No. 001-36352) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney and Signatures”).

99.1	Form of Officer Inducement Award Non-Statutory Stock Option Agreement (previously filed as Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 333-222728) filed on January 26, 2018 and incorporated herein by reference).

99.2	Form of Inducement Award Non-Statutory Stock Option Agreement (previously filed as Exhibit 4.5 to the Registration Statement on Form S-8 (File No. 333-222728) filed on January 26, 2018 and incorporated herein by reference).

99.3	Form of Officer Inducement Award Stock Option Agreement (previously filed as Exhibit 10.14 to the Quarterly Report on Form 10-Q (File No. 001-36352) filed on August 28, 2023.

107	Filing Fee Table.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of January, 2024.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Butler and Ellen Snow, and each of them, either of whom may act without the joinder of the other as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Adrian Adams Adrian Adams	Chairperson and Director	January 30, 2024

/s/ John P. Butler John P. Butler	Director, President and Chief Executive Officer (Principal Executive Officer)	January 30, 2024

/s/ Ellen Snow Ellen Snow	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 30, 2024

/s/ Richard C. Malabre Richard C. Malabre	Chief Accounting Officer (Principal Accounting Officer)	January 30, 2024

/s/ Ron Frieson Ron Frieson	Director	January 30, 2024

/s/ Steven C. Gilman Steven C. Gilman	Director	January 30, 2024

Signature	Capacity	Date

/s/ Michael Rogers Michael Rogers	Director	January 30, 2024

/s/ Cynthia Smith Cynthia Smith	Director	January 30, 2024

/s/ Myles Wolf Myles Wolf	Director	January 30, 2024

/s/ LeAnne M. Zumwalt LeAnne M. Zumwalt	Director	January 30, 2024